THE VISTA SELECT INTERMEDIATE BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue
01/15/00        Lehman Brothers Holdings (LEH) 7.75% due
		01/15/05 Mdy A3/S&P A

Shares            Price         Amount
4,675,000        $99.769     $4,664,200.75

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A        0.50%       0.23375%           0.23500%

     Broker
Lehman Brothers

Underwriters of Lehman Brothers Holdings (LEH) 7.75% due
01/15/05 Mdy A3/S&P A

Underwriters                                   Number of Shares
Lehman Brothers                                   1,800,000,000
ABN AMRO                                             12,500,000
Banc of America Securities LLC                       12,500,000
Banc One Capital Markets                             12,500,000
Banque Bruxelles Lambert                             12,500,000
Barclays Bank PLC (US)                               12,500,000
Bear, Stearns & Co. Inc.                             12,500,000
Chase Securities, Inc.                               12,500,000
Commerzbank (Schweiz) AG                             12,500,000
Credit Lyonnais Securities (USA)I                    12,500,000
DG Bank Deutsche Genossenschaftsbank AG              12,500,000
Dresdner Kleinwort Benson North America LLC          12,500,000
Fidelity Capital Markets                             12,500,000
HSBC Securities                                      12,500,000
SG Cowen Securities Corp.                            12,500,000
Wachovia Securities, Inc.                            12,500,000
Westdeutsche Landesbank Girozentrale                 12,500,000
   Total                                          2,000,000,000



THE VISTA SELECT INTERMEDIATE BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue
03/02/00        Raytheon Company (RTN) 7.90% due 03/01/03
		Mdy B002/S&P BBB- (144A)

Shares            Price         Amount
3,270,000        $99.830      $3,264,441.00

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A          N/A        0.40875%          1.32125%

     Broker
Morgan Stanley Dean Witter

Underwriters of Raytheon Company (RTN) 7.90% due 03/01/03
Mdy B002/S&P BBB- (144A)

U.S. Underwriters                               Number of Shares
Credit Suisse First Boston Corp.                     190,000,000
Morgan Stanley Dean Witter                           190,000,000
Bank of America Securities LLC                        46,000,000
Salomon Smith Barney                                  46,000,000
J.P. Morgan Securities                                46,000,000
Chase Securities, Inc.                                44,800,000
Lehman Brothers                                       36,800,000
Bank One Capital Markets                              32,000,000
FleetBoston Robertson Stephens                        22,000,000
Wachovia Securities Inc.                              21,200,000
CIBC World Markets                                    16,400,000
Credit Lyonnais Securities (USA) I                    16,400,000
SG Cowen Securities Corp.                             16,400,000
BNP Paribas Group                                     16,000,000
Commerzbank Capital Markets Corp.                     16,000,000
First Union Securities                                16,000,000
Scotia Capital Inc.                                   14,000,000
ABN AMRO                                               8,000,000
Williams Capital Group LP                              6,000,000
   Total                                             800,000,000